EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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To TechSys, Inc.:



As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 23, 2001, included in this Form 10-KSB, into the Company's previously filed Registration Statement File Nos. 333-45492, 333-47756 and 333-31974.


/s/ ARTHUR ANDERSEN LLP
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Roseland, New Jersey
April 2, 2001